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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of

                      the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  October 13, 1999

                           EINSTEIN/NOAH BAGEL CORP.
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            (Exact name of registrant as specified in its charter)


Delaware                              0-21097                         84-1294908
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(State or other                     (Commission                    (IRS Employer
jurisdiction of                      File No.)               Identification No.)
incorporation)


       14103 Denver West Parkway, P.O. Box 4086, Golden, Colorado 80401
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                   (Address of principal executive offices)


                                (303) 215-9300
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             (Registrant's telephone number, including area code)


                                Not applicable
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         (Former name or former address, if changes since last report)
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Item 5.  Other Events

     The Company has been notified by the Nasdaq Stock Market ("Nasdaq") that the Company is not in compliance with the net tangible assets/market capitalization/net income requirement or the minimum bid price requirement for continued listing of its common stock on the Nasdaq SmallCap Market, and that the Nasdaq staff has determined to delist the Company's common stock from the Nasdaq SmallCap Market as of the close of business on Thursday, October 21, 1999. Nasdaq's continued listing requirements require that an issuer satisfy at least one of the following listing standards: (a) net tangible assets of at least $2,000,000, (b) a market capitalization of $35,000,000 or (c) net income of $500,000. Nasdaq's continued listing requirements also require that issuers maintain a minimum bid price of at least $1.

     The Company intends to request an appeal of the staff's decision in the form of an oral hearing before a Nasdaq Listing Qualifications Panel, which request will stay the delisting pending the decision of the panel. There can be no assurance that the hearing will result in continued listing of the common stock on the Nasdaq SmallCap Market. If unsuccessful, the Company currently expects that its common stock will be quoted on the OTC Bulletin Board. Delisting of the common stock from Nasdaq could have a material adverse effect on the market price of, and the efficiency of the trading market for, the Company's common stock.



                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:    October 14, 1999

                                        EINSTEIN/NOAH BAGEL CORP.



                                        By: /s/ Paul A. Strasen
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                                            Paul A. Strasen
                                            Senior Vice President